UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

July 28, 2009

EXTREME NETWORKS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25711	77-0430270
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3585 Monroe Street

Santa Clara, California 95051

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(408) 579-2800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 28, 2009, the Compensation Committee of the Board of Directors (the “Committee”) of Extreme Networks, Inc. (“Extreme”) approved the terms of Extreme’s Fiscal 2010 Executive Incentive Plan (the “2010 Bonus Plan”). The 2010 Bonus Plan provides for the allocation of a bonus pool for payment of cash bonuses to certain executives, including Extreme’s executive officers, based upon Extreme’s achievement of operating profit and revenue objectives for the year ended July 27, 2010.

The actual bonus of any executive will be equal to the executive’s Bonus Pool Participation Rate multiplied by the bonus pool.

An executive’s “Bonus Pool Participation Rate” is equal to the executive’s Target Bonus divided by the aggregate of the Target Bonuses of all eligible executives.

An executive’s “Target Bonus” is equal to the product of the executive’s “Individual Bonus Percentage” multiplied by the wages actually earned during the 2010 fiscal year, except for the Senior Vice President of Worldwide Sales (the “SVP Sales”) whose Target Bonus will be equal to $78,000.

The “Individual Bonus Percentage” for each executive is set as a percentage of base salary and varies between 30% and 85% of base salary based upon the executive’s position and responsibilities.

The preceding description of the 2010 Bonus Plan is qualified by the contents of the 2010 Bonus Plan, which is attached hereto as Exhibit 10.24 to this Current Report on Form 8-K and is incorporated herein in its entirety by this reference.

The SVP Sales also is eligible to receive a commission-based cash bonus under the terms of the Fiscal Year 2010 Sales Compensation Plan, which is attached hereto as Exhibit 10.25 to this Current Report on Form 8-K and is incorporated herein in its entirety by this reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.24	Extreme Networks, Inc. Fiscal 2010 Executive Incentive Bonus Plan.

10.25	Fiscal Year 2010 Sales Compensation Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 31, 2009

EXTREME NETWORKS, INC.

By:	/s/ Bob L. Corey
Bob L. Corey Senior Vice President and Chief Financial Officer

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